FLEXSHARES TRUST

FORM N-SAR

File No. 811-22555

Six Month Period Ended April 30, 2012

Exhibit Index

EX-99.77Q1(a): Copies of any material amendments to the registrant's charter or by-laws

EX-99.77Q1(e): Copies of any new or amended Registrant investment advisory contracts

Exhibits

Sub-Item 77Q1: Exhibits.

EX-99.77Q1(a): Copies of any material amendments to the registrant's charter or by-laws

(a)(1) Amended and Restated Schedule A to Amended and Restated Agreement and Declaration of Trust of the Trust is incorporated herein by reference to Exhibit (a)(4) in Registrant's Post-Effective Amendment No. 6 filed with the Commission on February 28, 2012 (Accession No. 0001193125-12-085753).

EX-99.77Q1(e): Copies of any new or amended Registrant investment advisory contracts

(e)(1) Amendment No. 1 to Expense Reimbursement Agreement, dated February 28, 2012, by FlexShares Trust and Northern Trust Investment, Inc. is incorporated by reference to Exhibit (d)(5) in Registrant's Post-Effective Amendment No. 6 filed with the Commission on February 28, 2012 (Accession No. 0001193125-12-085753).

 PHTRANS/ 1214373.2

PHTRANS/ 998580.2